Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-1 No. 333-254634) of Breakwave Dry Bulk Shipping ETF (a series of ETF Managers Group Commodity Trust I) of our report dated September 10, 2021, relating to the financial statements of the Trust and its series, the Breakwave Dry Bulk Shipping ETF, included in the 2021 Form 10-K of the Trust, and to the reference to our Firm as “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York

September 10, 2021